Exhibit 10.46(g)


                        PLEDGE AMENDMENT


          This Pledge Amendment, dated as of December 23, 1993, is delivered pursuant to Section 5.9 of the Amended Joint Security Agreement, dated as of March 22, 1991, as amended, by and among Capital Associates International, Inc., Mellon Bank, N.A., as agent and for itself, The Chase Manhattan Bank, N.A., First National Bank Association, Horace Mann Life Insurance Company, and Cig & Co., as nominee for Connecticut General Life Insurance Company (the "Amended Joint Security Agreement"). All capitalized terms used in this Pledge Agreement and not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Joint Security Agreement. The undersigned hereby agrees that this Pledge Amendment may be attached to the Amended Joint Security Agreement and that the Pledged Shares listed on this Pledge Amendment shall be and become a part of the Pledged Property and shall secure all Secured Obligations. The undersigned hereby represents and warrants that it is reviewed the Amended Joint Security Agreement and the Amended Loan Agreement ant that it understands and agrees to be bound by all of the terms thereof.

                         CAPITAL ASSOCIATES INTERNATIONAL, INC.


                         By: /s/Dennis Lacey
                             -----------------------------------
                             Dennis Lacey
                         Title: President and Chief Executive
                                   Officer



                         Class of  Certificate    Number of
   Issuer                 Stock        No(s)      Shares


CAI Lease                Common         2         1,000
Securitization I Corp.